EXHIBIT 10.34

                             MODIFICATION AGREEMENT

         This Modification Agreement ("Modification") is made as of August 29, 1997, by and among NETWORK PERIPHERALS INC. a Delaware corporation ("Borrower"), having its chief executive office at 1371 McCarthy Boulevard, Milpitas,
California 95035, SUMITOMO BANK OF CALIFORNIA, a banking association ("Sumitomo"), having its head office at 320 California Street, San Francisco, California, and each other lender which may hereafter execute and deliver an instrument of assignment with respect to this Agreement (individually, the "Bank," and collectively, the "Banks") and Sumitomo, as Agent.

                                    RECITALS

         A. Pursuant to a Credit Agreement, dated October 2, 1996, executed by Borrower and Sumitomo ("Agreement"), Sumitomo extended a revolving line of credit to Borrower up to $10,000,000.00 ("Line of Credit") with a $5,000,000.00 letter of credit subline. Borrower's obligation to repay advances on the Line of Credit was evidenced by a Promissory Note, dated the same date as the Agreement, executed by Borrower, in the principal amount of $10,000,000.00 ("Note"). To secure the indebtedness of Borrower under the Credit Agreement and Note, Borrower executed a Security Agreement, dated as of October 2, 1996 ("Security Agreement").

         A. As used herein, the term "Loan Documents" means all documents described in these Recitals and those documents executed pursuant thereto or in conjunction therewith.

         A. Borrower seeks a modification of the Agreement and Sumitomo is agreeable on the terms set forth below.

                                     TERMS

NOW, THEREFORE, Borrower and Sumitomo agree as follows:

         1. Capitalized Terms. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Agreement.

         1. Adoption of Recitals. Borrower hereby represents and warrants that each of the Recitals set forth above are true, accurate and complete.

         1. Acknowledgement of Debt. Borrower acknowledges that there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish Sumitomo's right to collect the

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indebtedness  evidenced by the Note and  Agreement and to proceed to enforce the rights and remedies available to Lender as provided in the Loan Documents or by law.

         1. Modification of Loan Documents. The Loan Documents are hereby supplemented, amended and modified as follows, which terms shall supersede and prevail over any existing and conflicting provisions thereof:

                  (a) The following new definitions are added to Section 1.1 of the Agreement:


         Account Obligor. Means the obligor on any Accounts Receivable.

         Accounts Receivable. Means open accounts arising in the ordinary course of Borrower's business from services performed or goods sold by Borrower.

         Borrowing Base. Means, as determined by Sumitomo from time to time, the lesser of (a) eighty percent (80.0%) of the net face amount on Borrower's Eligible Accounts after deduction of such reserves as Bank deems necessary and proper, or (b) the sum of $10,000,000.00.

         Collateral. Means and includes, without limitation, all property and assets granted as collateral security for Borrower's indebtedness hereunder, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The word "Collateral" includes without limitation all collateral described in the section of this Agreement titled "Collateral."

         Eligible Accounts. Means Accounts Receivable excluding the following:

         A. Accounts Receivable which remain uncollected more than ninety (90) days from the date they are first invoiced; any exceptions will be at the sole discretion of Sumitomo.

         B. Accounts Receivable due from an Account Obligor which suspends business, suffers a business failure or the termination of its existence, or makes an assignment for the benefit of creditors, or as to which a dissolution,

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         insolvency or bankruptcy proceeding has been commenced,  or as to whose property a trustee, receiver or conservator has been appointed.

         C.  Accounts  Receivable  due from an  Account  Obligor  in any  manner affiliated, directly or indirectly, with Borrower, such as a stockholder, owner, parent, subsidiary, officer, director, agent or employee of Borrower.

         D. Accounts Receivable due from an Account Obligor which is also a Borrower hereunder.

         E. Accounts Receivable with respect to which payment is or may be contingent or conditional.

         F. Accounts Receivable due from an Account Obligor who is not a resident or citizen of, located in, or subject to service of process in the United States of America, except to the extent such Accounts Receivable are supported by insurance, bonds or other assurances satisfactory to Bank.

         G. Accounts Receivable subject to existing or alleged defenses, counterclaims, discounts or setoffs.

         H. Accounts Receivable due from an Account Obligor which is any national, state, county or municipal government, including, without limitation, any instrumentality, division, agency, body or department thereof.

         I. Accounts Receivable with respect to which the goods have not been shipped or delivered, or the services have not been rendered to the Account Obligor subject to any repurchase or return agreement, or which relate to goods on consignment or on approval or any similar arrangement.

         J. Accounts Receivable relating to an Account Obligor with respect to which twenty-five percent (25.0%) or more of the total Accounts Receivable owing by such Account Obligor are outstanding more than ninety (90) days from the date they are first invoiced.

         K. Accounts Receivable due from an Account Obligor which, in the aggregate, exceed twenty percent (20.0%) of the aggregate amount of all Eligible Accounts.

         L. Accounts Receivable as to which Borrower is or may become liable to an Account Obligor for services rendered or sales made or for any other reason, except to the extent


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         that such Accounts Receivable exceed the amount of such liability.

         M. Accounts Receivable which are not owned by Borrower or are not free of all liens, encumbrances, charges, rights or interests of any kind, except in favor of Bank.

         N. Accounts Receivable which are evidenced by chattel paper or an instrument of any kind.

         O. Accounts  Receivable  which are not evidenced by an invoice or other
         documentation   acceptable   to   Sumitomo   or  which  are   otherwise
         unacceptable to Sumitomo.

                  (b) The definition of "Letter of Credit Maturity Date," as defined in Section 1.1 of the Agreement is deleted and replaced with the following: "Means November 30, 1998."

                  (c) The  definition of "Maturity  Date," as defined in Section
1.1 of the Agreement is deleted and replaced with the following: "Means July 31, 1998."

                  (d) The following new Section 2.17 is added to the Agreement:

                           2.17  Collateral.  All  obligations of Borrower under
this Agreement shall be secured by the following:

                                    a. Personal Property. Borrower's obligations
to Bank under this Agreement are secured by, and Borrower hereby grants to Bank, a first lien security interest in all business personal property Borrower now owns or will own in the future, including without limitation, Borrower's Accounts Receivable, equipment, chattel paper, general intangibles, Inventory, any money deposit accounts or other assets of Borrower which hereafter come into the possession, custody or control of Bank and all products and proceeds of the above-described collateral, including, but not limited to, money, deposit accounts, goods, insurance proceeds and other property. The Collateral may be further described in the Security Agreement executed by Borrower.

                  (e) The following new Section 2.18 is added to the Agreement:

                           2.18 Security Interest Perfection.  Agent may file or
record the Financing Statements, the Intellectual Property Security Agreements and all other documents required to perfect the first priority security interest in favor of Agent and the Banks in all assets of Borrower created by the Security


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Agreement and the Intellectual Property Security Agreements, and Borrower shall, and shall require its Subsidiaries and any other necessary parties to, executed all other documents required to perfect a first priority security interest in favor of Agent and the Banks in all assets of Borrower; such documents may include, without limitation, security agreements and UCC financing statements.

                  (f) The following new Section 2.19 is added to the Agreement:

                           2.19  Collection  of  Accounts  Receivable.  Borrower
shall have the privilege, subject to revocation at the sole discretion of Bank, to collect, at Borrower's expense, the payments due on Accounts Receivable, upon the express condition that all such collections shall be received by Borrower in trust for Bank. Upon demand by Bank, whether before or after an Event of Default, Borrower shall promptly deliver to Bank, at the location specified in this Agreement, in kind, all remittances received by Borrower on Accounts Receivable, or if sales are made for cash, the identical checks, cash, or other form of payment. The receipt of any check or other item of payment by Bank shall not be considered a payment in reduction of the outstanding balance of the Line of Credit until such check or other item of payment is honored and finally paid. At any time, Bank in its sole discretion, may, but is not obligated to, notify any Account Obligor to make payment directly to Bank, and exercise any and all of Borrower's rights regarding any Accounts Receivable or any Account Obligors.

                  (g) Section 5.1(d) of the Agreement is deleted and replaced with the following:

                           (d) as soon as  available,  but in any  event  within
ninety (90) days after the end of each of its fiscal years, a one (1) year operating plan for the new fiscal year, which operating plan shall detail, on a quarterly basis for the then-current fiscal year, Borrower's best estimate of revenue, expenses and balance sheet categories, presented in the customary form of balance sheets, income statements and cash flow statements.

                  (h) Section 5.1(1) of the Agreement is deleted and replaced with the following:

                           (l) from time to time,  such other financial data and
information, including projections, about Borrower or its Subsidiaries as any of the Banks may reasonably request;


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                  (i)  The  following  new  Section   5.1(o)  is  added  to  the
Agreement:

                           (o) in the event any Loan,  Letter of Credit or other
Obligation hereunder, except those Obligations arising under Section 9.3, is outstanding or unreimbursed, as soon as available, and in any event within twenty-one (21) days of the end of each month, a monthly detailed aging of the Accounts Receivable and accounts payable, a monthly inventory aging report, and a borrowing base certificate, duly executed by an authorized corporate officer of Borrower, in form acceptable to Bank.

                  (j) Section 5.7 (a) of the Agreement is deleted and replaced with the following:

                           (a) Quick  Ratio.  Borrower  shall  maintain  a quick
ratio (the applicable ratio to be calculated as (i) the sum of cash and marketable securities plus Accounts Receivable on a consolidated basis to (ii) Consolidated Current Liabilities plus, to the extent not already included as Consolidated Current Liabilities, the principal amount of the Loans and the principal amount undrawn under Letters of Credit then outstanding) of not less than 2.00: 1.

                  (k) Section 5.7(b) of the Agreement is deleted and replaced with the following:

                           (b) Profitability. Borrower shall be profitable on an
annual basis and shall not have a net loss on a consolidated basis in any fiscal quarter as measured quarterly for that fiscal quarter; provided, however, that for the fiscal quarter ending September 30, 1997, Borrower may have a net loss on a consolidated basis of not more than $1,500,000.00; and that for the fiscal quarter ending December 31, 1997, Borrower may have a net loss on a consolidated basis of not more than $500,000.00.

                  (1) Section 5.7 (d) of the Agreement is deleted and replaced with the following:

                           (d) Consolidated  Tangible Net Worth.  Borrower shall
maintain Consolidated Tangible Net Worth of at least $48,000,000.00.

                  (m)  The  following  new  Section   5.7(f)  is  added  to  the
Agreement:

                           (f) Cash Position.  Borrower shall maintain a minimum
balance sheet cash position of $20,000,000.00.


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                  (n) Section  7.2(a) of the  Agreement  is deleted and replaced with the following:

                           (a)  Agent or the  Banks may  reduce  the  Commitment
Amount to the Borrowing Base and/or the Letter of Credit Sublimit to one-half of the Borrowing Base.

                  (o) The definition of "Effective Date" as defined in Section 1 of the Security Agreement is deleted and replaced with the following: "Effective Date" means August 29, 1997.

                  (p) The Loan Documents which recite they are security instruments shall secure, in addition to any other obligations secured thereby, the payment and performance by Borrower of all obligations under the Agreement, the Note and the other Loan Documents, as amended by this Modification, and any amendments, modifications, extensions or renewals of the same which are hereafter agreed to in writing by the parties.

         1. Conditions Precedent. Sumitomo's obligation to extend credit to Borrower pursuant to this Modification is subject to the condition precedent that Borrower strictly complies with the requirement that Borrower deliver to Sumitomo, in form and substance satisfactory to Sumitomo, the following documents and other things, duly executed by Borrower or as specified below:

                  (a) This Agreement.

                  (b) A renewal fee of $20,000.00.

                  (c) Such other evidence as Lender may require, to establish the consummation of the transactions contemplated hereby, the taking of all proceedings in connection therewith and compliance with the conditions set forth in this Modification.

         1. Representations and Warranties. Borrower hereby represents and warrants that no default, Event of Default, breach or failure of condition has occurred or exists, or would exist with notice or lapse of time, or both, under any of the Loan Documents. Borrower agrees that all representations and warranties of Borrower in the Agreement and the other Loan Documents are true and correct as of the date of this Modification, and shall survive the execution of this Modification.

         1. Governing Law. This Modification shall be construed, governed and enforced in accordance with the laws of the State of California.


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         1. Interpretation.  No  provision  of  this   Modification   is  to  be
interpreted for or against either Borrower or Sumitomo because that party, or that party's representative, drafted such provision.

         1. Full Force and Effect. Except as set forth herein, all other terms and conditions of the Loan Documents shall remain in full force and effect, including provisions on prepayment, late charges, default interest and attorneys fees.

         1. Reaffirmation. Borrower hereby acknowledges, reaffirms and confirms its obligations under the Loan Documents, as amended and modified by this Modification.

         1. Entire Aqreement. This Modification (and all documents herein mentioned) and the Loan Documents constitute the entire, complete and exclusive understanding between the parties regarding the Line of Credit and the Collateral and may not be modified, amended, or terminated except by a written agreement signed by the party against whom enforcement is sought. No modification, change or supplement of the Loan Documents, this Modification or related agreements shall be binding on Sumitomo unless in writing signed by a Corporate Officer and Manager of Sumitomo. No waiver or any event of default shall be construed to be a waiver, acquiescence, or consent to any preceding or subsequent event of default.

         1. Documentation. In addition to the instruments and documents mentioned or referred to herein, Borrower will, at its own cost and expense, supply Sumitomo with such other instruments, documents, information and data as are reasonably necessary for the purposes hereof, all of which shall be in form and content as reasonably required by Sumitomo.

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         1.  Counterparts.   This  Modification  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Modification as of the day and year first above written.

SUMITOMO:

SUMITOMO BANK OF CALIFORNIA,
a California banking corporation

By: /s/ ARNE F. OLSON
----------------------------------
    ARNE F. OLSON,
    Vice President

BORROWER:

NETWORK PERIPHERAL, INC.,
a Delaware corporation

By: /s/ ROBERT HERSH
----------------------------------
    ROBERT HERSH,
    Vice President and Chief Financial Officer